SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 20, 2002


                       PACIFIC MAGTRON INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State or other jurisdiction of incorporation)


       000-25277                                         88-0353141
(Commission File Number)                    (IRS Employer Identification Number)


1600 California Circle, Milpitas, California               95035
  (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code: (408) 956-8888


                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On December 20, 2002, the Company's board of directors passed a resolution dismissing BDO Siedman, LLP ("BDO") as its independent accountant for the fiscal year ended December 31, 2002. On the same date, the Company appointed KPMG LLP ("KPMG") to replace BDO as the Company's independent auditor for the current fiscal year.

The report of BDO for the fiscal years ended December 31, 2000 and 2001 contained no adverse opinions, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles.

Except for the disagreement discussed below, during the Company's two most recent fiscal years and subsequent interim periods through the date of dismissal, December 20, 2002, there were no other disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures or any other matters considered reportable events as contemplated by Regulation S-K 304 (a)(1)(iv)(A) and (B).

In accounting for the issuance of its preferred stock in May 2002, the Company recorded a deemed dividend of $303,000 associated with the beneficial conversion feature of the convertible preferred stock as a charge against retained earnings and an increase in Additional Paid-in Capital. BDO reviewed the Company's Form 10-Q for the quarter ended June 30, 2002, and advised the Company that an additional deemed dividend of $148,300 associated with 300,000 common stock warrants issued to the investor should be recorded as a charge against retained earnings and an increase in the carrying amount of preferred stock. After further research and consultation with BDO, the Company agreed to record this additional deemed dividend. However, the Company's management believed it was proper to increase Additional Paid-in Capital for both of these deemed dividends and reflected such presentation in the Company's Form 10-Q for the quarter ended June 30, 2002. BDO reviewed the Company's Form 10-Q for the quarter ended September 30, 2002, and at the conclusion of further research and consultation, advised the Company that the $148,300 deemed dividend relating to the common stock warrants issued to the investor should be reclassified from Additional Paid-in Capital to the carrying amount of the preferred stock. Management did not concur with the proposed reclassification. BDO discussed the basis for their position, and the proposed adjustment with the Chairman of the Audit Committee on November 7, 2002. On November 12, 2002, after discussion of the above matter with BDO, the Audit Committee Chairman recommended that the Company not reclassify this deemed dividend to the carrying amount of the preferred stock until the Audit Committee could analyze the issue closely during the fourth quarter of 2002. On November 13, 2002, BDO notified the Audit Committee Chairman and management of the Company that there was an unresolved reportable disagreement regarding the accounting treatment of this deemed dividend. On November 14, 2002 BDO had a telephone conversation with outside counsel to discuss the issue. Following that conversation, the Company decided to reclassify the credit associated with this deemed dividend as an increase in the carrying amount of the preferred stock in accordance with the advice of BDO.

The Company has provided BDO with a copy of the disclosures contained herein and has filed an exhibit hereto the response of BDO to the disclosures set forth in this section.

The Company did not consult with KPMG during the fiscal years ended December 31, 2000 and 2001, and the interim period from January 1, 2002 through December 20, 2002, on any matter which was the subject of any disagreement, including the disagreement reported herein, or any reportable event or on the application of accounting principles to a specified transaction, either completed or proposed. Further, the Company has consented to the free consultation of KPMG with BDO, including the disagreement with management noted above and other matters.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.    Exhibit Description                                            Filed Herewith
-----------    -------------------                                            --------------
   16          Letter from registrant's prior independent accountants               X

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 24, 2002                PACIFIC MAGTRON INTERNATIONAL CORP.


                                        /s/ Theodore S. Li
                                        ----------------------------------------
                                        Theodore S. Li
                                        Chairman of the Board and President